Exhibit 99.1

Contact:	Stephen R. Attwood Senior Vice President and Chief Financial Officer 800-282-2031 ext. 7129

Quality Distribution, Inc. Announces Final Results and Expiration of

Quality Distribution, LLC’s and QD Capital Corporation’s

Private Exchange Offers, Consent Solicitations and

Retail Cash Tender Offer for Certain of Their Debt Securities

TAMPA, FL – October 14, 2009

Quality Distribution, Inc. (NASDAQ: QLTY) (“QDI”) announced today final results of (i) the previously announced private exchange offers (the “Senior Notes Exchange Offers”) of its wholly owned subsidiaries, Quality Distribution, LLC (“QD LLC”) and QD Capital Corporation (together with QD LLC, the “Issuers”) to exchange the Issuers’ new 10% Senior Notes due 2013 (the “New Senior Notes”) and, in certain cases, certain cash consideration for any and all of the Issuers’ properly tendered and accepted Senior Floating Rate Notes due 2012, Series A (the “Old Series A Notes”) and Senior Floating Rate Notes due 2012, Series B (the “Old Series B Notes” and together with the Old Series A Notes, the “Old Senior Notes”), (ii) the previously announced private exchange offer (the “Subordinated Notes Exchange Offer” and, together with the Senior Notes Exchange Offers, the “Exchange Offers”) to exchange, at the holder’s option, either (A) the Issuers’ new 11.75% Senior Subordinated PIK Notes due 2013 (the “New Subordinated Notes” and, together with the New Senior Notes, the “New Notes”) and warrants (“Warrants”) to purchase shares of common stock of QDI (the “Note Only Option”), or (B) cash consideration up to a combined aggregate maximum of $7.5 million (the “Cash Pool”) for the Retail Tender Offer (as defined below) and such Subordinated Notes Exchange Offer (and, if the Cash Pool is exhausted and the cash consideration is prorated, an amount of New Subordinated Notes and Warrants) (the “Cash Option”) for any and all of the Issuers’ properly tendered and accepted 9% Senior Subordinated Notes due 2010 (the “Old Subordinated Notes” and, together with the Old Senior Notes, the “Old Notes”), and (iii) the Issuers’ previously announced tender offer (the “Retail Tender Offer” and, together with the Exchange Offers, the “Offers”) to purchase, with up to $7.5 million of cash, properly tendered and accepted outstanding Old Subordinated Notes.

The Offers expired at midnight, New York City time, on October 13, 2009 (the “Expiration Date”) and as of such time (i) approximately $84.5 million principal amount of Old Series A Notes, or 99.4%, had been validly tendered and not withdrawn, (ii) approximately $50.0 million principal amount of Old Series B Notes, or 100%, had been validly tendered and not withdrawn, (iii) approximately $83.6 million principal amount of Old Subordinated Notes, or 83.8%, had been validly tendered in the Subordinated Notes Exchange Offer and not withdrawn, of which approximately $2.9 million principal amount of such Old Subordinated Notes were held by holders that elected the Cash Option, and (iv) approximately $0.1 million principal amount of Old Subordinated Notes had been validly tendered and not withdrawn in connection with the Retail Tender Offer. Based on the principal amount of Old Notes validly tendered in each Offer, (i) approximately $134.5 million aggregate principal amount of New Senior Notes will be issued in exchange for Old Senior Notes validly tendered in the Senior Notes Exchange Offers, (ii) approximately $80.7 million aggregate principal amount of New Subordinated Notes and approximately 1.75 million Warrants will be issued in exchange for Old Subordinated Notes validly tendered in the Subordinated Notes Exchange Offer, and (iii) approximately $1.9 million in cash will be paid to holders that validly tendered Old Subordinated Notes in the Retail Tender Offer or validly tendered Old Subordinated Notes in the Subordinated Notes Exchange Offer and elected the Cash Option, including, in each case, cash paid on account of accrued and unpaid interest on such Old Subordinated Notes.

In the case of each Offer, it is anticipated that the settlement date will be October 15, 2009, or, with respect to the payment of consideration consisting of Warrants, such later date as a holder returns a properly completed Beneficial Ownership Information Form to the information agent.

As of the Expiration Date, requisite consents (the “Consents”) pursuant to the consent solicitation (the “Consent Solicitation”) by the Issuers for and relating to the Old Subordinated Notes have been received. As a result of the receipt of such requisite Consents, the Issuers intend, promptly, to enter into a supplemental indenture with the trustee under the indentures for the Old Subordinated Notes that gives effect to the proposed amendments (the “Proposed Amendments”) described in the confidential offering memorandum and consent solicitation statement related to the Exchange Offers, dated August 28, 2009 (the “Offering Memorandum”). The Proposed Amendments will eliminate or waive substantially all of the restrictive covenants contained in the indenture and the Old Subordinated Notes themselves, eliminate certain events of default, modify covenants regarding mergers and consolidations, and modify or eliminate certain other provisions contained in the indentures and the Old Subordinated Notes, and will become operative when the Issuers accept for exchange the Old Subordinated Notes validly tendered pursuant to the terms of the Offering Memorandum.

***

The New Notes and Warrants have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act. Any restrictions on transfer applicable to the Warrants on the date of their exercise and issuance of the shares of Common Stock upon such exercise (the “Warrant Shares”) will apply equally to the Warrant Shares. Hedging transactions involving the Warrants and the Warrant Shares may not be conducted unless in compliance with the Securities Act.

The Exchange Offers are being made only to qualified institutional buyers and accredited investors and to certain non-U.S. investors located outside the United States. The Retail Tender Offer is being made only to persons who are not eligible to participate in the Exchange Offers. The Offers are made only by, and pursuant to, the terms set forth in the

Offering Memorandum or the Retail Offer to Purchase, as applicable, and the information in this press release is qualified by reference to the Offering Memorandum, the letter of transmittal accompanying the Offering Memorandum, the Retail Offer to Purchase and the letter of transmittal accompanying the Retail Offer to Purchase. Subject to applicable law, the Issuers may amend, extend or terminate the Offers.

Noteholders who have questions regarding the Offers should contact Global Bondholder Services Corporation, the information agent and exchange agent for the offers, at (866) 736-2200 (Toll-Free) or (212) 925-1630 (Collect).

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful.

About QDI

Headquartered in Tampa, Florida, Quality Distribution, Inc. through its subsidiaries, Quality Carriers, Inc. and Boasso America Corporation, and through its affiliates and owner-operators, provides bulk transportation and related services. Quality Distribution also provides tank cleaning services to the bulk transportation industry through its QualaWash® facilities. Quality Distribution is a core carrier for many of the Fortune 500 companies that are engaged in chemical production and processing.

This release contains certain forward-looking information that is subject to the safe harbor provisions created by the Private Securities Litigation Reform Act of 1995 and is subject to certain risks and uncertainties that could cause actual results to differ materially from those expected or projected in the forward-looking statements. Without limitation, additional risks and uncertainties regarding forward-looking statements include the effect of local and national economic, credit and capital market conditions on the economy in general, and on the industries in which we operate in particular; recent turmoil in credit and capital markets; access to available and reasonable financing on a timely basis; the availability of diesel fuel; adverse weather conditions; competitive rate fluctuations; our substantial leverage and restrictions contained in our debt arrangements and interest rate fluctuations in our floating rate indebtedness; the cyclical nature of the transportation industry due to various economic factors such as excess capacity in the industry, the availability of qualified drivers, changes in fuel and insurance prices, interest rate fluctuations, and downturns in customers’ business cycles and shipping requirements; changes in demand for our services due to the cyclical nature of our customers’ businesses; potential disruption at U.S. ports of entry; our dependence on affiliates and owner-operators and our ability to attract and retain drivers; changes in the future, or our inability to comply with, governmental regulations and legislative changes affecting the transportation industry; our material exposure to both historical and changing environmental regulations and the increasing costs relating to environmental compliance; our liability as a self-insurer to the extent of our deductibles, as well as our ability or inability to reduce our claims exposure through insurance due to changing conditions and pricing in the insurance marketplace; the cost of complying with existing and future anti-terrorism security measures enacted by federal, state and municipal authorities; increased unionization, which could increase our operating costs or constrain operating flexibility; changes in senior management;

our ability to successfully manage workforce restructurings; our ability to successfully integrate acquired businesses and converted affiliates; and interests of Apollo, our largest shareholder, which may conflict with your interests. Readers are urged to carefully review and consider the various disclosures, including but not limited to risk factors contained in the Company’s Annual Report on Form 10–K for the year ended December 31, 2008 and its Quarterly Reports on Form 10–Q, as well as other reports filed with the Securities and Exchange Commission. The Company disclaims any obligations to update any forward-looking statement as a result of developments occurring after the date of this release.